Exhibit 5.1

101 Second Street Suite 1800 San Francisco, CA 94105-3659 +1 415 543 8700 Fax +1 415 391 8269 reedsmith.com

April 14, 2014

Homeowners of America Holding Corporation 1333 Corporate Drive, Suite 325 Irving, TX 75038

Ladies & Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Homeowners of America Holding Corporation, a Delaware corporation (the “Company”) of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offer and sale of up to 3,708,750 shares of the Company’s Common Stock, $0.0001 par value per share (the “Shares”), issuable pursuant to its 2005 Management Incentive Plan and 2013 Equity Compensation Plan (the “Plans”).

In rendering the opinion hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such documents, records, agreements and other instruments, including the Registration Statement, the Plans, the Certificate of Incorporation, as amended and corrected, of the Company, the Bylaws of the Company, and corporate minutes of the Company as we have deemed necessary and appropriate for the purpose of this opinion.

Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares have been duly authorized and, when and to the extent the Shares are issued in accordance with the Plan, such Shares will be validly issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other that the laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein.

Very truly yours,

/s/ Reed Smith LLP

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